Form of Note
AVIS BUDGET FINANCE PLC

4.750% Senior Notes due 2026

Common Code No. _______________
€______________
Avis Budget Finance plc, a company duly organized and existing under the laws of Jersey, Channel Islands (“the Issuer,” which term includes its successors and assigns), promises to pay to , or registered assigns, the principal sum of €___________________ ([                                ] Euros) [(or such lesser or greater amount as shall be outstanding hereunder from time to time in accordance with Sections 2.1 and 2.6 of the Indenture referred to on the reverse hereof)] (the “Principal Amount”) on January 30, 2026. The Issuer promises to pay interest semi-annually in cash on January 30 and July 30 of each year, commencing January 30, 2019, at the rate of 4.750% per annum, until the Principal Amount is paid or made available for payment. [Interest on this Note will accrue from the most recent date to which interest on this Note or any of its Predecessor Notes has been paid or duly provided for or, if no interest has been paid, from the Issue Date.] [Interest on this Note will accrue (or will be deemed to have accrued) from the most recent date to which interest on this Note or any of its Predecessor Notes has been paid or duly provided for or, if no such interest has been paid, from ________.] Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the regular record date for such interest, which shall be the January 15 and July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such regular record date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not more than 15 days nor less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and interest on this Note will be made at the office of the applicable Paying Agent, or such other office or agency of the Issuer maintained for that purpose; provided, however, that at the option of the Issuer payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Notes Register.

Reference is hereby made to the further provisions of this Note set forth on the attached Additional Terms of the Notes, which further provisions shall for all purposes have the same effect as if set forth at this place.
Unless the certificate of authentication hereon has been executed by the Trustee referred to herein by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

AVIS BUDGET FINANCE PLC
By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERCIAS, as Trustee
By:	Deutsche Bank National Trust Company
By:
Name:
Title:

By:
Name:
Title:

Dated:

Additional Terms of the Notes

This Note is one of the duly authorized issue of 4.750% Senior Notes due 2026 of the Issuer (herein called the “Notes”), issued under an Indenture, dated as of October 4, 2018 (as amended and supplemented, herein called the “Indenture,” which term shall have the meanings assigned to it in such instrument), among the Issuer, the Guarantors from time to time parties thereto (the “Guarantors”), Deutsche Bank Trust Company Americas, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), Deutsche Bank AG, London Branch, as paying agent and Deutsche Bank Luxembourg S.A., as registrar, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, any other obligor upon this Note, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. Additional Notes may be issued under the Indenture which will vote as a class with the Notes and otherwise be treated as Notes for purposes of the Indenture.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Note may hereafter be entitled to certain Guarantees made for the benefit of the Holders. Reference is made to Article X of the Indenture for terms relating to such Guarantees, including the release, termination and discharge thereof. Neither the Issuer nor any Guarantor shall be required to make any notation on this Note to reflect any Guarantee or any such release, termination or discharge.

The Notes will be redeemable, at the Issuer’s option, in whole or in part, at any time and from time to time on or after September 30, 2021, and prior to maturity at the applicable redemption price set forth below. Such redemption may be made upon not less than 15 nor more than 60 days’ prior notice by electronic delivery or first-class mail, postage prepaid, with a copy to the Trustee, to each Holder’s registered address in accordance with the Indenture. The Issuer may provide in such notice that payment of the redemption price and the performance of the Issuer’s obligations with respect to such redemption may be performed by another Person. Any such redemption and notice may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the occurrence of a Change of Control. The Notes will be so redeemable at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest and Additional Interest thereon, if any, to the relevant Redemption Date (subject to the right of Holders of record on the relevant regular record date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on September 30 of each of the years set forth below:

Period	Redemption Price
2021	102.375%
2022	101.188%
2023 and thereafter	100.000%

In addition, at any time and from time to time on or prior to September 30, 2021, the Issuer at its option may redeem Notes in an aggregate principal amount equal to up to 40% of the original aggregate principal amount of Notes (including the principal amount of any Additional Notes), with funds in an aggregate amount not exceeding the aggregate proceeds of one or more Equity Offerings, at a redemption price (expressed as a percentage of principal amount thereof) of 104.750% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), with the Net Cash Proceeds received by the Company or the Issuer of one or more Equity Offerings of the Company or the Issuer; provided, however, that an aggregate principal amount of Notes equal to not less than 50% of the aggregate principal amount of the then-outstanding Notes initially issued under this Indenture remains outstanding immediately after the occurrence of each such redemption (including Additional Notes but excluding Notes held by the Company or any of its Restricted Subsidiaries), unless all such Notes are redeemed substantially concurrently. The Issuer may make such redemption upon not less than 15 nor more than 60 days’ prior notice mailed by electronic delivery or first-class mail, with a copy to the Trustee, to each Holder’s registered address in accordance with the Indenture (but in no event more than 180 days after the completion of the related Equity Offering). The Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

At any time prior to September 30, 2021, Notes may also be redeemed or purchased by the Issuer in whole or in part, at the Issuer’s option, at a price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest and Additional Interest, if any, to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). Such redemption or purchase may be made upon not less than 15 nor more than 60 days’ notice mailed by electronic delivery or first-class mail, postage prepaid, with a copy to the Trustee, to each Holder’s registered address in accordance with the Indenture. The Issuer may provide in such notice that payment of the Redemption Price and performance of the Issuer’s obligations with respect to such redemption or purchase may be performed by another Person.

Notice of any redemption of the Notes in connection with a corporate transaction (including an Equity Offering, an incurrence of Indebtedness or a Change of Control) may, at the Issuer’s discretion, be given prior to the completion thereof and any redemption or notice of redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related transaction. If such redemption or purchase is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

The Indenture provides that, upon the occurrence after the Issue Date of a Change of Control, each Holder will have the right to require that the Issuer repurchase all or any part of such Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the date of such repurchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided, however, that the Issuer shall not be obligated to repurchase the Notes in the event it has previously or concurrently exercised its right to redeem all the outstanding Notes as described above.

The Notes will not be entitled to the benefit of a sinking fund.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note or certain restrictive covenants and certain Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default, other than an Event of Default relating to bankruptcy, insolvency or similar events with respect to the Issuer, shall occur and be continuing, the Trustee or Holders of at least 30% in principal amount of the outstanding Notes may declare the principal of, premium, if any, and accrued and unpaid interest on the Notes due and payable immediately; provided, however, if an Event of Default relating to such bankruptcy, insolvency or similar events with respect to the Issuer shall occur and be continuing, the principal of, premium, if any, and accrued but unpaid interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders, in each case as provided for in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes to be effected under the Indenture at any time by the Issuer, the Guarantors, the Trustee and the Paying Agent with the consent of the Holders of at least a majority in principal amount of the Notes at the time outstanding to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 30% in principal amount of the Notes at the time outstanding shall have made written request to the Trustee to pursue such remedy in respect of such Event of Default as Trustee, the Holders offered the Trustee in writing security or indemnity satisfactory to the Trustee against any loss, liability or expense, the Trustee has not complied with such request within 60 days after the receipt of the written request and the offer of security and indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of Notes at the time outstanding a written direction, that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Notes Register, upon surrender of this Note for registration of transfer at the office or agency of the Issuer in a place of payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in fully registered form without coupons in minimum denominations of €100,000 and any integral multiple of €l,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration, transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration or transfer, the Issuer, any other obligor in respect of this Note, the Trustee and any agent of the Issuer, such other obligor or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, any other obligor upon this Note, the Trustee nor any such agent shall be affected by notice to the contrary.

No director, officer, employee, incorporator, equity holder, member or stockholder, as such, of the Issuer, any Guarantor or any Subsidiary of any thereof shall have any liability for any obligation of the Issuer or any Guarantor under the Indenture, the Notes or any Guarantee, or for any claim based on, in respect of, or by reason of, any such obligation or its creation. Each

Holder, by accepting this Note, hereby waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE ISSUER, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS, AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE GUARANTEES.

GUARANTEE

For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Note the cash payments in United States dollars of principal of, premium, if any, and interest on this Note (and including Additional Interest payable thereon) in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other Obligations of the Issuer under the Indenture (as defined below) or the Note, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article X of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article X of the Indenture and its terms shall be evidenced therein. The validity and enforceability of this Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture, dated as of October 4, 2018, among Avis Budget Finance plc, a company organized under the laws of Jersey, Channel Islands (the “Issuer”), the Guarantors from time to time parties thereto, Deutsche Bank AG, London Branch, as paying agent, Deutsche Bank Luxembourg S.A., as registrar, and Deutsche Bank Trust Company Americas, as Trustee (as amended, supplemented or otherwise modified, the “Indenture”).

THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH GUARANTOR HEREBY AGREES TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE.

This Guarantee is subject to release upon the terms set forth in the Indenture.

AVIS BUDGET CAR RENTAL, LLC
AVIS BUDGET FINANCE, INC.
AVIS BUDGET GROUP, INC.
AVIS BUDGET HOLDINGS, LLC
AB CAR RENTAL SERVICES, INC.
AVIS CAR RENTAL GROUP, LLC
AVIS CARIBBEAN, LIMITED
AVIS GROUP HOLDINGS, LLC
AVIS INTERNATIONAL, LTD.
AVIS RENT A CAR SYSTEM, LLC
PR HOLDCO, INC.
WIZARD CO., INC.
WIZARD SERVICES, INC.

By:
Name:
Title:

BUDGET RENT A CAR SYSTEM, INC. BUDGET TRUCK RENTAL LLC
By:
Name:
Title:

ZIPCAR, INC.
By:
Name:
Title:

[FORM OF CERTIFICATE OF TRANSFER]

FOR VALUE RECEIVED the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto
Insert Taxpayer Identification No.
(Please print or typewrite name and address including zip code of assignee)

_____________________________________________________
_____________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing

_____________________________________________________
attorney to transfer such Note on the books of the Issuer with full power of substitution in the premises.
This Note is being sold, assigned and transferred (check one):

[ ] (a)	to the Issuer;
or

[ ] (b)
to a person whom the Holder reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act of 1933, purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A under the Securities Act of 1933;

or

[ ] (c)	in an offshore transaction in accordance with Regulation S under the Securities Act of 1933;
or

[ ] (d)
to an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933 that is acquiring this Note for investment purposes and not for distribution;

or

[ ] (e)	pursuant to any exemption from registration under the Securities Act of 1933 provided by Rule 144 (if applicable) under the Securities Act of 1933;
or

[ ] (f)	pursuant to an effective registration statement under the Securities Act of 1933;
or

[ ] (g)
this Note is being transferred other than in accordance with (a), (b) or (f) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.6 of the Indenture shall have been satisfied.
Date: _______________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.
Signature Guarantee: _______________________

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: _________________________	_____________________________________
NOTICE: To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE
If you wish to have this Note purchased by the Issuer pursuant to Section 3.5 or 3.9 of the Indenture, check the box: [   ].
If you wish to have a portion of this Note purchased by the Issuer pursuant to Section 3.5 or 3.9 of the Indenture, state the amount (in principal amount) below:
€_______________

Date: _________________________

Your Signature: _________________________

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:_________________________
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decreases in Principal Amount of this Global Note	Amount of increases in Principal Amount of this Global Note	Principal amount of this Global Note following such decreases or increases	Signature of authorized officer of Trustee or Notes Custodian